Telenav Reports First Quarter Fiscal 2016 Financial Results
-Total Revenue of $44.1 million, up 26% year-over-year
-Automotive Revenue of $31.7 million, up 63% year-over-year
-Total Billings of $47.9 million, up 37% year-over-year
-Total Deferred Revenue of $10.7 million, up 56% from prior quarter end

Sunnyvale, Calif. – October 29, 2015 –Telenav®, Inc. (NASDAQ:TNAV), a leader in location-based platform services, today announced its financial results for the first quarter that ended September 30, 2015.
“We achieved solid results in the first quarter of fiscal 2016, as total billings reached over $47 million, up 37% year-over-year,” said HP Jin, chairman and CEO of Telenav. “We are pleased to see our strategic partnership with Toyota expand as new models were added to our Scout® GPS Link roll out, including select Camry, Corolla, 4Runner, Sequoia and Tundra models in the U.S. As our strategic partnerships with Ford, GM, Toyota and other global auto OEMs grow, we continue to remain focused of our long-term goals of sustainable top-line growth and operating profitability.”

Financial Highlights

•	Revenue for the first quarter of fiscal 2016 was $44.1 million, compared with $43.2 million in the fourth quarter of fiscal 2015 and $35.0 million in the first quarter of fiscal 2015.

•
Automotive revenue was $31.7 million, or 72 percent of total revenue, for the first quarter of fiscal 2016, compared with $30.0 million, or 70 percent of total revenue, in the fourth quarter of fiscal 2015 and $19.5 million, or 56 percent of total revenue, in the first quarter of fiscal 2015.

•
Advertising revenue was $4.9 million, or 11 percent of total revenue, for the first quarter of fiscal 2016, compared with $5.2 million, or 12 percent of total revenue, for the fourth quarter of fiscal 2015, and $4.0 million, or 11 percent of total revenue, for the first quarter of fiscal 2015.

•
Billings for the first quarter of fiscal 2016 was $47.9 million, compared with $44.6 million in the fourth quarter of fiscal 2015 and $34.9 million in the first quarter of fiscal 2015. Billings is defined as revenue recognized during the period plus the change in deferred revenue during the period.

•
Deferred revenue at September 30, 2015 was $10.7 million, compared with $6.8 million at June 30, 2015 and $2.4 million at September 30, 2014. Deferred revenue is generally derived from customer amounts paid or billed but not yet recognized as revenue.

•	Operating expense for the first quarter of fiscal 2016 was $31.2 million, compared with $30.4 million in the fourth quarter of fiscal 2015 and $29.4 million in the first quarter of fiscal 2015.

•
GAAP net loss for the first quarter of fiscal 2016 was ($10.8) million, or ($0.27) per diluted share, compared with a GAAP net loss of ($7.6) million, or ($0.19) per diluted share, in the fourth quarter of fiscal 2015 and a GAAP net loss of ($7.9) million, or ($0.20) per diluted share, for the first quarter of fiscal 2015.

•
Adjusted EBITDA for the first quarter of fiscal 2016 was a ($6.4) million loss after adjusting our GAAP net loss for the impact of stock-based compensation expense, depreciation, amortization, interest income, other income (expense), net and provision (benefit) for income taxes, compared with a ($5.5) million loss in the fourth quarter of fiscal 2015 and a ($5.5) million loss in the first quarter of fiscal 2015.

•	Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $111.7 million, and Telenav had no debt as of September 30, 2015. This represented cash, cash equivalents and short-term investments of $2.73 per share, based on 40.9 million shares of common stock outstanding as of September 30, 2015.

Recent Business Highlights

•	Toyota announced an expansion of the number of vehicle models supporting Scout® GPS Link, including the 2016 Tacoma and select Camry, Corolla, 4Runner, Sequoia and Tundra models in the U.S.

•
Telenav began working with Nuance Communications, Inc., a leading provider of voice and language solutions for businesses and consumers, integrating our technology into its Dragon Drive connected car platform, enabling innovative in-car search capabilities for automotive manufacturers.

•
Telenav entered into an agreement to form a joint venture with a subsidiary of a publicly-traded leading automotive OEM supplier in China. The goal of the joint venture is to develop and sell products for connected navigation by focusing on the China automotive aftermarket and local OEMs.

•	Thinknear introduced two location-based products, ThinkPolitical, a mobile advertising solution designed for political marketers and GeoVideo, a mobile video advertising solution.

Business Outlook
For the second fiscal quarter ending December 31, 2015, Telenav offers the following guidance, which is predicated on management’s judgments.

•	Total revenue is expected to be $43 to $45 million;

•	Automotive revenue is expected to be 70 to 72 percent of total revenue;

•	Advertising revenue is expected to be approximately 14 percent of total revenue;

•	Gross margin is expected to be approximately 44 percent;

•	Non-GAAP gross margin is expected to be approximately 45 percent, and represents gross margin adjusted for the add back of the amortization of developed technology of approximately $0.3 million;

•
Operating expenses are expected to be $30 to $31 million, inclusive of a credit to expense from the reversal of a restructuring accrual of approximately $1.5 million, as a result of a lease termination executed in October 2015. This accrual had previously been established in prior periods due to excess facility space;

•
Non-GAAP operating expenses are expected to be $28 to $29 million, and represent operating expenses adjusted for the impact of approximately $3.5 million of stock-based compensation expense and approximately $1.5 million for the reversal of a restructuring accrual from a lease termination executed in October 2015;

•	Estimated provision (benefit) for income taxes will be de minimis;

•	GAAP net loss is expected to be ($10.0) to ($11.0) million;

•	Diluted GAAP net loss per share is expected to be ($0.24) to ($0.26);

•
Non-GAAP net loss is expected to be ($7) to ($8) million, and represents GAAP net loss adjusted for the add back of approximately $3.5 million of stock-based compensation expense, approximately $1.5 million for the reversal of a restructuring accrual from a lease termination executed in October 2015, and approximately $0.3 million of developed technology amortization expense;

•	Non-GAAP diluted net loss per share is expected to be ($0.17) to ($0.19);

•
Adjusted EBITDA is expected to be ($7) to ($8) million, and represents GAAP net loss adjusted for the impact of approximately $3.5 million of stock-based compensation expense, approximately $1.5 million for the reversal of a restructuring accrual from a lease termination executed in October 2015, and approximately $1 million of depreciation and amortization expense, interest income, other income (expense), and provision (benefit) from income taxes; and

•	Weighted average diluted shares outstanding are expected to be approximately 41.5 million.

The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-466-4462 (toll-free, domestic only) or 719-325-2495 (domestic and international toll) and enter pass code 632813. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 632813.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP gross margin, non-GAAP operating expenses, and adjusted EBITDA included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain non-cash or other charges and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

Billings measures revenue recognized plus the change in deferred revenue from the beginning to the end of the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue and may require additional services to be provided over contracted service periods; for example, billings related to certain connected solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing provisioning of services such as hosting, monitoring and customer support. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. When we use these measures, we compensate for these limitations by providing specific information regarding revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP net income (loss), non-GAAP gross margin, and non-GAAP operating expenses exclude the impact of stock-based compensation expense, capitalized software and developed technology amortization expenses, and other applicable items such as changes in valuation allowance on certain deferred tax assets, and restructuring costs, net of taxes or tax benefits, as applicable to each non-GAAP financial metric. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP financial metrics. Capitalized software amortization expense represents internal software costs that are previously capitalized and charged to expense as the software is used in our operations. Developed technology amortization expense relates to the amortization of acquired intangible assets. Our non-GAAP tax rate differs from the tax rate due to the elimination of any tax effect of stock-based compensation expenses, restructuring costs, and other items that are being eliminated to arrive at the non-GAAP net income (loss).

Adjusted EBITDA measures our GAAP net income (loss) excluding the impact of stock-based compensation expense, depreciation, amortization, interest income, other income (expense), provision (benefit) for income taxes, and other items such as restructuring costs. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results. Adjusted EBITDA, while generally a measure of profitability, can also represent a loss.

We determined that it would be meaningful to investors to develop a breakout of the operating results of the advertising business beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin, and we are including such presentation in our non-GAAP reporting results.  This presentation reflects operating expenses that are directly attributable to the advertising business. We are unable to provide a similar breakout of operating results for the automotive and mobile navigation businesses beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin because these segments share many of the same technologies and resources and as such, comprise operating expenses which are not fully attributable to either.   In addition, the reported non-GAAP operating results for the advertising business only include an allocation of certain shared corporate general and administrative costs that directly benefit the business, such as accounting and human resource services.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning Telenav's reliance on automotive and advertising revenue, Telenav's goals related to connected cars, the results of Telenav’s agreement with Nuance, and the products created by Telenav’s joint venture for aftermarket applications in China; actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others; Telenav's ability to develop and implement products for General Motors ("GM") and Toyota and to support GM and Toyota and their customers; adoption by vehicle purchasers of Scout for Cars; Telenav's dependence on a limited number of automotive manufacturers and original equipment manufacturers ("OEM") for a substantial portion of its revenue; Telenav's ability to develop and implement products for Ford's Sync 3 system; automotive manufacturers, automotive OEM, and consumer acceptance of Scout; Telenav's success in achieving additional design wins from OEM and automotive manufacturers and the delivery dates of automobiles including Telenav's products; Telenav's ability to grow and scale its advertising through the retention of additional, productive sales personnel, new advertising sales and technology delivery; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; Telenav's limited history in the automotive navigation market and the advertising market; the timing of new product releases and vehicle production by Telenav's automotive customers, including inventory procurement and fulfillment; Telenav’s ability to develop search products with Nuance; possible warranty claims, and the impact on consumer perception of its brand; Telenav's ability to develop and support products including OSM, as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that we may not be able to realize our deferred tax assets and may have to take a reserve against them; Telenav's ability to qualify for tax refunds and credits; and macroeconomic and political conditions in the US and abroad, in particular China. We discuss these risks in greater detail in "Risk factors" and elsewhere in our Form 10-K for the fiscal year ended June 30, 2015 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.
Telenav is a leading provider of location-based platform services. These services consist of our map and navigation platform and our advertising delivery platform. Our map and navigation platform allows Telenav to deliver enhanced location-based services to developers, auto manufacturers and end users through various distribution channels, including wireless carriers. Our advertising delivery platform delivers highly targeted advertising services leveraging our location expertise. Follow us on Twitter, on Facebook and on Google+.

Copyright 2015 Telenav, Inc. All Rights Reserved.

"Telenav," "Scout," and the Telenav and Scout logos are registered trademarks of Telenav, Inc.  Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
TNAV-F
TNAV-C
Media Contact:
Michelle Del Rio or Liz Pandzich
408-380-7007
telenav@airfoilgroup.com

Investor Relations Contact:
Cynthia Hiponia or Erin Rheaume
The Blueshirt Group for Telenav, Inc.
408-990-1265
IR@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	September 30, 2015	June 30, 2015*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$11,981	$18,721
Short-term investments	99,763	101,195
Accounts receivable, net of allowances of $189 and $211, at September 30, 2015 and June 30, 2015, respectively	38,353	36,493
Deferred income taxes, net	328	327
Restricted cash	4,779	4,878
Income taxes receivable	5,472	6,080
Prepaid expenses and other current assets	5,002	4,288
Total current assets	165,678	171,982
Property and equipment, net	6,803	7,126
Deferred income taxes, net, non-current	689	443
Goodwill and intangible assets, net	36,820	37,528
Other assets	8,118	6,843
Total assets	$218,108	$223,922
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$740	$830
Accrued compensation	6,966	9,628
Accrued royalties	12,759	9,358
Other accrued expenses	10,314	10,918
Deferred revenue	3,032	2,109
Income taxes payable	751	724
Total current liabilities	34,562	33,567
Deferred rent, non-current	4,577	4,858
Deferred revenue, non-current	7,637	4,719
Other long-term liabilities	4,763	4,595
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 40,857 and 40,537 shares issued and outstanding at September 30, 2015 and June 30, 2015, respectively	41	41
Additional paid-in capital	142,135	140,406
Accumulated other comprehensive loss	(1,716)	(1,540)
Retained earnings	26,109	37,276
Total stockholders' equity	166,569	176,183
Total liabilities and stockholders’ equity	$218,108	$223,922

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2015

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2015	2014
	(unaudited)

Revenue:
Product	$31,109	$18,916
Services	12,952	16,071
Total revenue	44,061	34,987
Cost of revenue:
Product	18,083	10,178
Services	5,304	5,782
Total cost of revenue	23,387	15,960
Gross profit	20,674	19,027
Operating expenses:
Research and development	17,987	16,998
Sales and marketing	6,998	6,196
General and administrative	6,235	6,213
Total operating expenses	31,220	29,407
Loss from operations	(10,546)	(10,380)
Interest income	254	245
Other income (expense), net	(441)	1,058
Loss before provision (benefit) for income taxes	(10,733)	(9,077)
Provision (benefit) for income taxes	113	(1,140)
Net loss	$(10,846)	$(7,937)

Net loss per share
Basic and diluted	$(0.27)	$(0.20)

Weighted average shares used in computing net loss per share
Basic and diluted	40,601	39,538

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended September 30,
	2015	2014
	(unaudited)
Operating activities
Net loss	$(10,846)	$(7,937)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization	1,069	1,477
Accretion of premium, net on short-term investments	205	543
Stock-based compensation expense	3,087	3,388
Gain on disposal of property and equipment	—	(12)
Write-off of long term investments	442	—
Bad debt expense	73	—
Changes in operating assets and liabilities:
Accounts receivable	(1,933)	(1,178)
Deferred income taxes	(247)	578
Income taxes receivable	608	(1,626)
Restricted cash	99	72
Prepaid expenses and other current assets	(714)	1,179
Other assets	(1,718)	53
Accounts payable	(97)	325
Accrued compensation	(2,662)	(5,734)
Accrued royalties	3,401	5,010
Accrued expenses and other liabilities	(436)	(1,441)
Income taxes payable	27	26
Deferred rent	(68)	1,403
Deferred revenue	3,841	(79)
Net cash used in operating activities	(5,869)	(3,953)

Investing activities
Purchases of property and equipment	(242)	(163)
Purchases of short-term investments	(10,249)	(69,300)
Purchases of long-term investments	—	(200)
Proceeds from sales and maturities of short-term investments	11,483	79,075
Net cash provided by investing activities	992	9,412

Financing activities
Proceeds from exercise of stock options	204	1,353
Tax withholdings related to net share settlements of restricted stock units	(1,313)	(678)
Repurchase of common stock	(570)	—
Net cash provided by (used in) financing activities	(1,679)	675

Effect of exchange rate changes on cash and cash equivalents	(184)	(645)
Net increase (decrease) in cash and cash equivalents	(6,740)	5,489
Cash and cash equivalents, at beginning of period	18,721	14,534
Cash and cash equivalents, at end of period	$11,981	$20,023

Supplemental disclosure of cash flow information
Income taxes (received) paid, net	$(549)	$47

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)

	Three Months Ended September 30,
	2015	2014
	(unaudited)

Revenue:
Automotive	$31,743	$19,502
Advertising	4,851	3,975
Mobile Navigation	7,467	11,510
Total revenue	44,061	34,987

Cost of revenue:
Automotive	18,521	10,396
Advertising	2,995	2,540
Mobile Navigation	1,871	3,024
Total cost of revenue	23,387	15,960

Gross profit:
Automotive	13,222	9,106
Advertising	1,856	1,435
Mobile Navigation	5,596	8,486
Total gross profit	$20,674	$19,027

Gross margin:
Automotive	42%	47%
Advertising	38%	36%
Mobile Navigation	75%	74%
Total gross margin	47%	54%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings (Non-GAAP)

	Three Months Ended September 30, 2015
	Automotive		Advertising	Mobile Navigation	Total
Revenue	$31,743		$4,851	$7,467	$44,061
Adjustments:
Change in deferred revenue	3,817	(1)	124	(100)	3,841
Billings (Non-GAAP)	$35,560		$4,975	$7,367	$47,902

(1) The change in deferred revenue relates primarily to the Ford Australia/ New Zealand and General Motors Remote-Link deferrals.

	Three Months Ended June 30, 2015
	Automotive		Advertising	Mobile Navigation	Total
Revenue	$30,049		$5,215	$7,922	$43,186
Adjustments:
Change in deferred revenue	1,412	(2)	—	(6)	1,406
Billings (Non-GAAP)	$31,461		$5,215	$7,916	$44,592

(2) The change in deferred revenue relates primarily to the General Motors Remote-Link deferrals.

	Three Months Ended September 30, 2014
	Automotive		Advertising	Mobile Navigation	Total
Revenue	$19,502		$3,975	$11,510	$34,987
Adjustments:
Change in deferred revenue	22		—	(101)	(79)
Billings (Non-GAAP)	$19,524		$3,975	$11,409	$34,908

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts and percentages)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

	Three Months Ended September 30,
	2015	2014

GAAP net loss	$(10,846)	$(7,937)

Adjustments:
Capitalized software and developed technology amortization expense	708	903
Stock-based compensation expense:
Cost of revenue	32	24
Research and development	1,458	1,500
Sales and marketing	840	764
General and administrative	757	1,100
Total stock-based compensation expense	3,087	3,388
Tax effect of adding back adjustments	—	(226)
Non-GAAP net loss	$(7,051)	$(3,872)

Non-GAAP net loss per share
Basic and diluted	$(0.17)	$(0.10)

Weighted average shares used in computing non-GAAP net loss per share
Basic and diluted	40,601	39,538

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts and percentages)

Reconciliation of GAAP Net Loss to Adjusted EBITDA

	Three Months Ended September 30,
	2015	2014

GAAP net loss	$(10,846)	$(7,937)

Adjustments:
Stock-based compensation expense	3,087	3,388
Depreciation and amortization expense	1,069	1,477
Interest income	(254)	(245)
Other income (expense), net	441	(1,058)
Provision (benefit) for income taxes	113	(1,140)
Adjusted EBITDA	$(6,390)	$(5,515)

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended September 30,
	2015	2014

Operating expenses	$31,220	$29,407

Adjustments:
Stock-based compensation expense	(3,055)	(3,364)
Non-GAAP operating expenses	$28,165	$26,043

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages)

Reconciliation of Gross Margin to Non-GAAP Margin

	Automotive		Advertising		Mobile Navigation		Total
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2015	2014	2015	2014	2015	2014	2015	2014

GAAP gross margin	42%	47%	38%	36%	75%	74%	47%	54%

Adjustments:
Capitalized software and developed technology amortization expense	1%	1%	9%	11%	—%	2%	2%	3%
Non-GAAP gross margin	43%	48%	47%	47%	75%	76%	49%	57%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended September 30, 2015
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$44,061		$4,851		$31,743	$7,467	$39,210
Cost of revenue	23,387		2,995		18,521	1,871	20,392
Gross profit	20,674		1,856		$13,222	$5,596	18,818
Operating expenses:
Research and development	17,987		1,479	(2)			16,508
Sales and marketing	6,998		3,830	(2)			3,168
General and administrative	6,235		541	(3)			5,694
Total operating expenses:	31,220		5,850				25,370
Loss from operations	(10,546)		(3,994)				(6,552)
Interest income	254		—	(4)			254
Other income (expense), net	(441)		—	(4)			(441)
Loss before provision for income taxes	(10,733)		(3,994)				(6,739)
Provision for income taxes	113		—				113
Net loss	$(10,846)	$(10,846)	(3,994)				(6,852)

Adjustments:
Stock-based compensation expense		3,087	322				2,765
Depreciation and amortization expense		1,069	453				616
Interest income		(254)	—	(4)			(254)
Other income (expense), net		441	—	(4)			441
Provision for income taxes		113	—				113
Adjusted EBITDA		$(6,390)	$(3,219)				$(3,171)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended September 30, 2014
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$34,987		$3,975		$19,502	$11,510	$31,012
Cost of revenue	15,960		2,540		10,396	3,024	13,420
Gross profit	19,027		1,435		$9,106	$8,486	17,592
Operating expenses:
Research and development	16,998		1,575	(2)			15,423
Sales and marketing	6,196		3,013	(2)			3,183
General and administrative	6,213		607	(3)			5,606
Total operating expenses:	29,407		5,195				24,212
Loss from operations	(10,380)		(3,760)				(6,620)
Interest income	245		—	(4)			245
Other income (expense), net	1,058		—	(4)			1,058
Loss before benefit from income taxes	(9,077)		(3,760)				(5,317)
Benefit from income taxes	(1,140)		(510)				(630)
Net loss	$(7,937)	$(7,937)	(3,250)				(4,687)

Adjustments:
Stock-based compensation expense		3,388	800				2,588
Depreciation and amortization expense		1,477	450				1,027
Interest income		(245)	—	(4)			(245)
Other income (expense), net		(1,058)	—	(4)			(1,058)
Benefit from income taxes		(1,140)	(510)				(630)
Adjusted EBITDA		$(5,515)	$(2,510)				$(3,005)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.